Exhibit 5.2

CONSENT OF DAVIDSON & COMPANY LLP

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Fortuna Silver Mines Inc. of our Independent Auditors’ Report dated March 4, 2016 relating to the consolidated statements of financial position of Goldrock Mines Corp. as at December 31, 2015 and December 31, 2014, and the consolidated statements of loss and comprehensive loss, cash flows and shareholders’ equity for the years then ended, and a summary of significant accounting policies and other explanatory information.

/s/ Davidson & Company LLP
Vancouver, Canada Chartered Professional Accountants January 24, 2017